UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

As reported on our Current Report on Form 8-K filed September 29, 2010, on September 28, 2010 ProUroCare Medical Inc. (the “Company”) closed on an $875,000 first tranche of an equity financing with Seaside 88, LP (“Seaside”).  The placement agent for that transaction was Lane Capital Markets, LLC (“LCM”) of Southport, Connecticut. On September 30, 2010, the Company issued to LCM, as a portion of the placement agent fee, 20,000 shares of common stock and warrants to acquire 140,000 shares of the Company’s common stock.  The five-year, immediately exercisable warrants have an exercise price of $0.75 per share.

Under its agreement with LCM, the Company is obligated to issue additional warrants to LCM upon future closings under the Seaside financing arrangement.  LCM is to receive warrants in an amount that is 10% of the number of shares sold to Seaside 88, at an exercise price that is 120% of the effective price paid by Seaside.

The issuances of the securities described above were made and will be made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933 based on the limited number of persons receiving the shares, their financial sophistication and the limited manner of the offering.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On September 30, 2010, the Compensation Committee of the Company’s Board of Directors voted to increase the annual salary of Richard Carlson, the Company’ Chief Executive Officer, from $150,000 to $199,200 effective July 1, 2010.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements:  None

(b)           Pro forma financial information:  None

(c)	Shell Company Transactions: None

(d)           Exhibits:

10.1	Form of warrant issued to Lane Capital Markets, LLC dated September 30, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

October 4, 2010	By: /s/ Richard C. Carlson Richard C. Carlson Chief Executive Officer